                                                                   EXHIBIT 10.51

                                [QUADRAMED LOGO]

                                January 1, 1999


James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
31 West Short Road
Belvedere, California 94920

Dear Mr. Durham:

     We are pleased to inform you that the Board of Directors (the "Board") of QuadraMed Corporation (the "Company") has authorized an employment package for you which will provide certain assurances concerning the terms and conditions of your continued employment with the Company and will allow you to participate in a program of severance benefit payments should your employment terminate. The purpose of this letter agreement (the "Agreement") is to document the terms of your employment package by providing you with a formal employment contract.

     The Company considers it essential to the continuing operation of the Company and in the best interests of its stockholders to assure the continuous dedication of key management personnel. It is recognized in the context of public ownership that a termination of an employee's employment without cause may be sought and that such circumstances could prove distracting to key executives and detrimental to the ongoing management and administration of the Company. Such distraction is not in the best interest of the stockholders of the Company. Accordingly, the Board has determined to discourage the inevitable distraction to you in the face of potentially disturbing circumstances inherent in any uncertainty regarding your employment status. This Agreement is intended to secure and encourage your ongoing retention by providing separation benefits in the event that your employment is altered as hereinafter described. In order to induce you to remain in the employ of the Company, and in consideration of your agreement set forth in Sections 12, 13, 14 and 15 of Part Two hereof, the Company agrees to pay the severance payments and benefits set forth in this Agreement, under the circumstances described herein.

     This Agreement supersedes any written or oral employment agreement between you and the Company prior to the date hereof, including the prior letter agreement dated November 1, 1997.

     Part One of this Agreement sets forth certain definitional provisions to be in effect for purposes of determining your benefit entitlements. Part Two specifies the terms and conditions which will apply to your continued employment with the Company, including the severance payments and benefits to which you will become entitled in the event your employment should be terminated. Part Three concludes this Agreement with a series of general terms and conditions applicable to your employment benefits.

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 2

                            PART ONE -- DEFINITIONS

     DEFINITIONS. For purposes of this Agreement, including in particular the severance payments and benefits to which Employee may become entitled under Part Two, the following definitions will be in effect:

     "CHANGE IN CONTROL" means:

     (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

     (ii) a stockholder approved sale, transfer or other disposition of all or substantially all of the assets of the Company;

     (iii) a transfer of all or substantially all of the Company's assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company's resulting interest is less than fifty percent (50%);

     (iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

     (v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company's outstanding securities; or

     (vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment of election.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "EMPLOYEE" means James D. Durham.

     "EMPLOYEE BENEFIT PLAN" shall have the meaning given the term under
Section 3 of ERISA.

     "EMPLOYMENT PERIOD" means the period of Employee's employment with the Company governed by the terms and provisions of this Agreement.

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 3

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "INVOLUNTARY TERMINATION" means the termination of Employee's employment with the Company:

     (i) involuntarily upon Employee's discharge, dismissal or the Company's failure to renew this Agreement pursuant to Section 3 of Part Two, whether or not in connection with a Change in Control; or

     (ii) voluntarily or involuntarily, provided such termination occurs in connection with (a) a change in Employee's position with the Company or any successor which materially reduces Employee's level of responsibility or changes Employee's title from Chairman and Chief Executive Officer, as such responsibility and title apply to the ultimate parent entity or similar entity in control of the Company (both before and after any Change in Control), (b) a reduction in Employee's level of compensation (including base salary, fringe benefits and any non-discretionary bonuses or other incentive payments earned pursuant to objective standards or criteria) or (c) a relocation of Employee's principal place of employment by more than forty-five (45) miles and such change, reduction or relocation is effected without Employee's written concurrence.

     "OPTION" means any option or share purchase right granted to Employee under the Stock Option Plan which is outstanding at the time of a Change in Control or Employee's Involuntary Termination.

     "STOCK OPTION PLAN" means the Company's 1996 Stock Incentive Plan (including the predecessor 1994 Stock Option Plan), as amended through the date hereof.

     "TERMINATION FOR CAUSE" will mean an Involuntary Termination of Employee's employment for (i) one or more alleged acts of fraud, embezzlement, misappropriation of proprietary information, misappropriation of the Company's trade secrets or other confidential information, a verifiable breach of Employee's fiduciary duties to the Company or any other verifiable misconduct adversely affecting the business reputation of the Company in a material manner or (ii) Employee's failure to devote his full working time and effort to the performance of his duties hereunder; provided, however, Employee will have the right to perform incidental services as are necessary in connection with (a) his private passive investments, (b) his charitable or community activities and (c) his participation in trade or professional organizations, but only to the extent such incidental services do not materially interfere with the performance of Employee's services hereunder.

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 4

                 PART TWO -- TERMS AND CONDITIONS OF EMPLOYMENT

     The following terms and conditions will govern Employee's employment with the Company throughout the Employment Period and will also, to the extent indicated below, remain in effect following Employee's termination date.

     1. EMPLOYMENT AND DUTIES. The Company will continue to employ Employee as an executive officer in the position of Chairman and Chief Executive Officer. Employee agrees to continue in such employment for the duration of the Employment Period and to perform in good faith and to the best of Employee's ability all services which may be required of Employee in his executive position and to be available to render such services at all reasonable times and places in accordance with reasonable directives and assignments issued by the Board. During Employee's Employment Period, Employee will devote his full time and effort to the business and affairs of the Company within the scope of his executive office. Employee's principal place of operations will be at the Company's corporate offices in Richmond, California.

     2. TERM OF AGREEMENT. This Agreement shall be effective as of the date hereof. The term of this Agreement shall continue in effect for a period of two
(2) years from the effective date hereof, subject to the provisions of this Part Two, unless sooner terminated by the parties in accordance with the provisions hereof. No termination or expiration of this Agreement shall affect any rights, obligations or liabilities of Employee or the Company that shall have accrued on or prior to the date of termination or expiration.

     3. AUTOMATIC EXTENSION. Commencing on the second anniversary of the effective date hereof, and on each succeeding anniversary of such date, the term of this Agreement shall be automatically be extended for one (1) additional year unless, not later than three (3) months preceding such anniversary date, either party to this Agreement shall have given written notice to the other party pursuant to Section 6 of Part Three that such party will not extend the term of this Agreement.

     4.  COMPENSATION.

          A. For service in the 1999 calendar year, Employee's base salary will be paid at the annual rate of Three Hundred Sixty Thousand Dollars ($360,000). Employee's annual rate of base salary may be subject to adjustment each calendar year by the Board.

          B. Employee's base salary will be paid at periodic intervals in accordance with the Company's payroll practices for salaried employees.

          C. Employee will be entitled to such bonuses (if any) for service rendered during the Employment Period as the Board may determine in its sole discretion and based upon

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 5

the recommendation of the Company's Compensation Committee and such additional factors as the Board deems appropriate, including Employee's individual performance and the Company's financial results. Employee will be eligible to participate in all bonus plans applicable to the Company's executives.

          D. The Company will deduct and withhold, from the compensation payable to Employee hereunder, any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

     5. EXPENSE REIMBURSEMENT. Employee will be entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by Employee in the performance of his duties hereunder, provided Employee furnishes the Company with vouchers, receipts and other substantiation of such expenses in accordance with Company policies. Employee will also be entitled to continued reimbursement of $750 per month with respect to the automobile currently leased or owned by him or as otherwise approved by the Board and with respect to mileage driven in accordance with the Company's then existing policies. The Company will also pay or reimburse Employee for the costs of the preparation of his federal, state and local income tax returns by the Company's independent certified public accounting firm.

     6. FRINGE BENEFITS. During the Employment Period, Employee will be eligible to participate in any group life insurance plan, group medical and/or dental insurance plan, accidental death and dismemberment plan, short-term disability program and other employee benefit plans, including profit sharing plans, cafeteria benefit programs and stock purchase and option plans, which are made available to executives and for which Employee qualifies.

     7. VACATION. Employee will accrue four (4) weeks of paid vacation benefits during each calendar year of the Employment Period in accordance with the Company policy in effect for executive officers.

     8.   DEATH OR DISABILITY.

          A. Upon Employee's death or disability during the Employment Period, the employment relationship created pursuant to this Agreement will immediately terminate, and no further compensation will become payable to Employee pursuant to Part Two, Section 4. In connection with such termination by reason of death, the Company will only be required to pay Employee (or his estate) any unpaid compensation earned under Part Two, Section 4 for services rendered through the date of Employee's death, together with a special termination payment equal to the additional amount of base salary Employee would have earned hereunder had his employment continued for an additional thirty (30) days. In connection with such termination by

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 6

reason of disability, the Company will be required to pay to employee any unpaid compensation earned under Part Two, Section 4 for services rendered through the date of his disability, together with the severance benefits set forth in Section 9 below. However, the Company's obligation to provide such severance benefits shall be reduced and offset, dollar-for-dollar, by any income continuation payments provided Employee under any disability income/insurance programs funded by the Company on Employee's behalf.

          B. Employee will be deemed disabled if he is so characterized pursuant to the terms of the Company's disability insurance policies applicable to Employee from time to time or, if no such policy is applicable, if Employee is unable to perform the essential functions of his duties for physical or mental reasons for one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve (12) month period.

          C. Upon death or disability the terms of the Stock Option Plan will apply.

     9. SEVERANCE BENEFITS. Employee will be entitled to receive only the severance benefits specified below in the event there should occur a termination of Employee's employment by reason of disability or an Involuntary Termination of Employee's employment (Other than a Termination for Cause):

          A. SEVERANCE BENEFIT. The Company will make a severance payment to Employee, in one lump sum within thirty (30) days of the date of his Involuntary Termination, in an aggregate amount equal to the sum of (i) three
(3) times Employee's then-current rate of base salary plus (ii) three (3) times Employee's then-current maximum bonus. Employee may elect, in his sole discretion, to have the severance benefit payable pursuant to this Section 9.A. in monthly installments over a one year period following the date of his Involuntary Termination.

          B. WELFARE BENEFITS. For a period of twenty-four (24) months, Employee (and his dependents, as applicable) shall be provided by the Company with the same life, health and disability plan participation, benefits and other coverages to which he was entitled as an employee immediately before the disability or the Involuntary Termination. In the event that under applicable law or the terms of the relevant Employee Benefit Plans such participation, benefits and/or coverage cannot be provided to Employee following his Involuntary Termination, such coverage and/or benefits shall be provided directly by the Company pursuant to this Agreement on a comparable basis. In its sole discretion, the Company may obtain such coverage and benefits for Employee through private insurance acquired at the Company's expense. Amounts paid or payable to or on behalf of Employee pursuant to any "employee welfare benefit plan," as defined in ERISA, providing health and/or disability benefits, that is sponsored by the Company or an affiliate of the Company, shall be credited against amounts due under this Section 9-B. To the maximum extent permitted by applicable law, the benefits provided under this Section 9.B shall be in discharge of any obligations of the Company or any rights of

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 7

Employee under the benefit continuation provisions under Section 4980A of the Code and Part VI of Title I of ERISA ("COBRA") or any other legislation of similar import.

            C. OPTION ACCELERATION. Solely in connection with the Involuntary Termination of Employee's employment (other than Termination for Cause), whether before or after a Change in Control transaction, each of Employee's Options under the Stock Option Plan and all restricted or unvested stock granted by the Company will (to the extent not then otherwise exercisable or vested) automatically accelerate and vest and any repurchase rights with respect thereto will terminate so that each such Option or share of restricted or unvested Common Stock will become immediately exercisable and fully exercisable or vested as of the date of termination. Each such accelerated Option, together with all of Employee's other vested Options, will remain exercisable following Employee's Involuntary Termination and may be exercised for any or all of the option shares, including the accelerated shares, in accordance with the exercise provisions of the Option agreement evidencing the grant during the full term of such Option agreement.

            D. RELEASE OF COMPANY. Receipt of severance benefits pursuant to this Section 9 shall be in lieu of all other amounts payable by the Company to Employee and in settlement and complete release of all claims Employee may have against the Company other than those arising out of the severance benefits due and payable under Sections 9 and 17 of Part Two of this Agreement and Employee's rights under Part Three of this Agreement. Employee acknowledges and agrees that execution of a mutual general release of claims setting forth the terms of this
Section 9.D. and otherwise reasonably acceptable to the Company and Employee shall be a condition precedent to the Company's obligation to pay severance benefits hereunder.

      10. SPLIT-DOLLAR LIFE INSURANCE AGREEMENT. The Company and Employee acknowledge and agree that the termination of this Agreement in any fashion shall have no effect on the rights of the Company, Employee and any other parties pursuant to that certain Split-Dollar Insurance Agreement dated November 5, 1998 by and between the Company, Employee and a trust for the benefit of Employee's family including, without limitation, the Company's obligation to pay life insurance premiums thereunder.

      11.   OPTION/VESTING ACCELERATION UPON CHANGE IN CONTROL.

            A. To the extent the acquiring company in any Change in Control transaction does not assume or otherwise continue in full force and effect the Employee's outstanding Options under the Stock Option Plan, those Options shall automatically accelerate and vest so that each such Option will, immediately prior to the Change of Control, become fully exercisable for all the option shares and shall terminate immediately after the Change in Control transaction.

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 8



     B. The following provisions shall govern any Options which are to be assumed or otherwise continued in effect in the Change in Control and any restricted or unvested shares of Common Stock held by the Employee at the time of the Change in Control.

     The Options shall accelerate and vest at the time of the Change in Control so that each Option will become exercisable for all of the Option shares immediately prior to the Change in Control transaction, except to the extent the Option parachute payment attributable to such accelerated vesting would otherwise result in an excess parachute payment under Code Section 280G. Any Option which does not accelerate and vest at the time of the Change in Control by reason of the foregoing limitation shall continue to become exercisable and vest in accordance with the vesting schedule applicable to that Option immediately prior to the Change in Control.

     Any restricted or unvested shares of Common Stock held by the Employee at the time of the Change in Control shall immediately vest at that time and the Company's repurchase rights with respect to those shares shall terminate, except to the extent the parachute payment attributable to such accelerated vesting, when added to the parachute payment attributable to the acceleration of the Employee's outstanding Options, would result in an excess parachute payment under Code Section 280G. The Company's repurchase rights with respect to any restricted or unvested shares which do not vest at the time of the Change in Control by reason of the foregoing limitation shall continue in effect and shall be assigned to any successor entity in the Change in Control transaction, and Employee shall continue to vest in those shares in accordance with the vesting schedule in effect for the shares immediately prior to the Change in Control.

     Any Option which does not accelerate, and any restricted or unvested shares of Common Stock which do not vest at the time of the Change in Control by reason of the foregoing limitations shall immediately vest in full pursuant to the provisions of Section 9.C upon any Involuntary Termination of Employee's employment following the Change in Control (other than a Termination for Cause). Each such accelerated Option, together with each of the Employee's other vested Options shall remain exercisable and outstanding for the full term of the Option agreement evidencing such Option and may be exercised for any or all of the Option shares, including the accelerated shares, in accordance with the provisions of such Option agreement.

     All determinations concerning the application of the parachute payment provisions of Code Section 280G to the accelerated vesting of Options and shares pursuant to this Section 11 shall be made in accordance with the procedures set forth in Section 17.B.

     Each Option which is assumed or otherwise continued in effect will be appropriately adjusted to apply to the number and class of securities which would have been issued to Employee in the consummation of the Change in Control transaction had the Option been exercised immediately prior to such transaction, and appropriate adjustments will be made

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 9

to the Option exercise price payable per share, provided the aggregate exercise price will remain the same.

     12. RESTRICTIVE COVENANT. During the Employment Period, Employee will not directly or indirectly, whether for Employee's own account or as an employee, consultant or advisor, provide services to any business enterprise other than the Company, unless otherwise authorized by the Company in writing.

     13. NON-SOLICITATION AND NON-DISPARAGEMENT. During any period for which Employee is receiving compensation payments pursuant to Part Two, Section 4 and one (1) year thereafter, Employee will not directly or indirectly (i) solicit any Company employee, independent contractor or consultant to leave the Company's employ or otherwise terminate such person's relationship with the company for any reason or interfere in any other manner with the employment or other relationships at the time existing between the Company and its current employees, independent contractors or consultants, (ii) solicit any of the Company's customers for products or services substantially similar to those offered by the Company, or (iii) disparage the Company or any of its stockholders, directors, officers, employees or agents.

     14.  CONFIDENTIALITY.

          A. Employee hereby acknowledges that the Company may, from time to time during the Employment Period, disclose to Employee confidential information pertaining to the Company's business and affairs and client base, including (without limitation) customer lists and accounts, other similar items indicating the source of the Company's income and information pertaining to the salaries, duties and performance levels of the Company's employees. Employee will not, at any time during or after such Employment Period, disclose to any third party or directly or indirectly make use of any such confidential information, including (without limitation) the names, addresses and telephone numbers of the Company's customers, other than in connection with, and in furtherance of, the Company's business and affairs. Nothing contained in this section shall be construed to prevent Employee from disclosing the amount of his salary.

          B. All documents and data (whether written, printed or otherwise reproduced or recorded) containing or relating to any such proprietary information of the Company which come into Employee's possession during the Employment Period will be returned by Employee to the Company immediately upon the termination of the Employment Period or upon any earlier request by the Company, and Employee will not retain any copies, notes or excerpts thereof. Notwithstanding the foregoing, Employee shall be entitled to retain his file or Rolodex containing names, addresses and telephone numbers and personal diaries and calendars; provided, however, that Employee shall continue to be bound by the terms of Section 14.A. above to the extent such retained materials constitute confidential information.

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 10


          C. Employee's obligations under this Section 14 will continue in effect after the termination of his employment with the Company, whatever the reason or reasons for such termination, and the Company will have the right to communicate with any of Employee's future or prospective employers concerning his continuing obligations under this Section 14.

     15.  OWNERSHIP RIGHTS.

          A. All materials, ideas, discoveries and inventions pertaining to the Company's business or clients, including (without limitation) all patents and copyrights, patent applications, patent renewals and extensions and the names, addresses and telephone numbers of customers, will belong solely to the Company.

          B. All materials, ideas, discoveries and inventions which Employee may devise, conceive, develop or reduce to practice (whether individually or jointly with others) during the Employment Period will be the sole property of the Company and are hereby assigned by Employee to the Company, except for any idea, discovery or invention (i) for which no Company equipment, supplies, facility or trade secret information is used, (ii) which is developed entirely on Employee's own time and (iii) which neither (a) relates at the time of conception or reduction to practice, to the Company's business or any actual or demonstrably-anticipated research or development program of the Company nor (b) results from any work performed by Employee for the Company. The foregoing exception corresponds to the assignment of inventions precluded by California Labor Code Section 2870, attached as Exhibit A.

          C. Employee will, at all times whether during or after the Employment Period, assist the Company, at the Company's sole expense, in obtaining, maintaining, defending and enforcing all legal rights and remedies of the Company, including, without limitation, patents, copyrights and other proprietary rights of the Company. Such assistance will include (without limitation) the execution of documents and assistance and cooperation in legal proceedings.

          D. Employee will continue to be bound by all the terms and provisions of Employee's existing Proprietary Information Agreement with the Company, and nothing in this document will be deemed to modify or affect Employee's duties and obligations under those other agreements.

     16.  TERMINATION OF EMPLOYMENT.

          A. The Company (or any successor entity resulting from a Change in Control) may terminate Employee's employment under this Agreement at any time for any reason, with or without cause, by providing Employee with at least seven (7) days prior written notice.

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 11


However, such notice requirement will not apply in the event there is a Termination for Cause under subsection D below.

          B. In the event there is a termination of Employee's employment by reason of disability or an Involuntary Termination of his employment with the Company (other than Termination for Cause) during the Employment Period, Employee will become entitled to the benefits specified in Part Two, Section 9 in addition to any unpaid compensation earned by Employee under Part Two,
Section 4 for services rendered prior to such termination. However, in the event of such disability, the Company's obligation to provide benefits under Part Two, Section 9 shall be reduced and offset, dollar-for-dollar, by any income continuation payments provided Employee under any disability income/insurance program funded by the Company on Employee's behalf.

          C. Should Employee's employment with the Company terminate by reason of his death during the Employment Period, no severance benefits will be payable to Employee under Part Two, Section 9, and only the limited death benefits provided under Part Two, Section 8 will be payable.

          D. The Company may at any time, upon written notice, terminate Employee's employment hereunder for any act qualifying as a Termination for Cause. Such termination will be effective immediately upon such notice.

          E. Upon such Termination for Cause, the Company will only be required to pay Employee any unpaid compensation earned by Employee pursuant to Part Two, Section 4 for services rendered through the date of such termination, and no termination or severance benefits will be payable to Employee under Part Two, Section 9.

     17.  TAX EFFECT OF PAYMENTS.

          A. GROSS-UP PAYMENT. In the event that it is determined that any payment or distribution of any type to or for Employee's benefit made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code and the regulations thereunder) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a ""Gross-Up Payment") in an amount such that after payment by Employee of all taxes imposed upon the Gross-Up Payment, including any Excise

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 12


Tax, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Total Payments.

          B. DETERMINATION BY ACCOUNTANT. All mathematical determinations and all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code) that are required to be made under this Section 17, including all determinations of whether a Gross-Up Payment is required, of the amount of such Gross-Up Payment and of amounts relevant to the last sentence of this Section 17, shall be made by an independent accounting firm selected by Employee and reasonably acceptable to the Company from among the largest five (5) accounting firms in the United States (the "Accounting Firm"), which shall provide its determination, together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matters (the "Determination"), both to the Company and to Employee within five (5) business days of Employee's termination date, if applicable, or such earlier time as is requested by the Company or by Employee (if Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by Employee, it shall furnish Employee with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that Employee has substantial authority not to report any Excise Tax on Employee's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to Employee within five (5) business days after the Determination is delivered to the Company or to Employee. Any Determination by the Accounting Firm shall be binding upon the Company and Employee, absent manifest error. All of the costs and expenses of the Accounting Firm shall be borne by the Company.

          C. UNDERPAYMENTS AND OVERPAYMENTS. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayments") or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall promptly be paid by the Company to or for Employee's benefit. In the case of an Overpayment, Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (i) Employee shall in no event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that Employee has retained or has received as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of this Section 17, which is to make Employee whole, on an after-tax basis, for the application of the Excise Tax, it being

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 13

understood that the correction of an Overpayment may result in Employee's repaying to the Company an amount which is less than the Overpayment.

                     PART THREE - MISCELLANEOUS PROVISIONS

     1. MITIGATION. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise and no future income earned by Employee from employment or otherwise shall in any way reduce or offset any payments due to Employee hereunder. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights which would accrue solely as a result of the passage of time, under any Company Employee Benefit Plan, "Payroll practice" (as defined in ERISA), compensation arrangement, incentive plan, stock option or other stock-related plan.

     2. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the stock, business or assets of the Company whether by merger, consolidation, division, sale or otherwise (and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement). The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement entitling Employee to the benefits hereunder, as though Employee was subject to Involuntary Termination. This Agreement shall be binding upon and inure to the benefit of Employee, his successors, assigns, executors, administrators or beneficiaries.

     3. INDEMNIFICATION. The indemnification provisions for officers and directors under the Company's Bylaws and any applicable indemnification agreement between Employee and the Company will (to the maximum extent permitted by law) be extended to Employee, during the period following Employee's Involuntary Termination, with respect to any and all matters, events or transactions occurring or effected during Employee's Employment Period.

     4. MISCELLANEOUS. The provisions of this Agreement will be construed and interpreted under the laws of the State of California. This Agreement incorporates the entire Agreement between Employee and the Company relating to the terms of his employment and the subject of severance benefits and supersedes all prior agreements and understandings with

James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 14

respect to such subject matter. This Agreement may only be amended by written instrument signed by Employee and an authorized officer of the Company.

     5. Arbitration. Any controversy which may arise between Employee and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of this Agreement or any claim arising from or relating to this Agreement will be submitted to final and binding arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association then in effect.

     6. Notices. Any notice required to be given under this Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at 1003 West Cutting Boulevard, 2nd Floor, Richmond, California 94804, and to Employee at his most recent address reflected in the permanent Company records. Copies of each such notice delivered by either the Company or Employee shall be provided to each current member of the Board at each such director's current address as listed in the Company's records.

     7. Legal Costs. If any legal action or other proceeding is brought by Employee for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, Employee shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which Employee may be entitled, in the event and to the extent that Employee prevails in such action or other proceeding. Notwithstanding anything herein above to the contrary, as between Employee and the Company, the Company shall bear all legal costs and expenses of defending the validity of this Agreement against any third party. The Company shall bear all legal costs and expenses incurred in the event the Company should contest or dispute the characterization of any amounts paid pursuant to this Agreement as being nondeductible under Section 280G of the Code or subject to imposition of an excise tax under Section 4999 of the Code.


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James D. Durham
Chairman and Chief Executive Officer
QuadraMed Corporation
January 1, 1999
Page 15


     Please indicate your acceptance of the foregoing provisions of this Agreement by signing the enclosed copy of this Agreement and returning it to the Company.

                                        Very truly yours,

                                        QUADRAMED CORPORATION


                                        By: /s/ JOAN P. NEUSCHELER
                                           -------------------------------------
                                        Title: Chairperson Compensation
                                               Committee of the Board of
                                               Directors

ACCEPTED BY AND AGREED TO:


/s/ JAMES D. DURHAM
-----------------------------
James D. Durham

Dated: 1/1/99

                                   EXHIBIT A

Section 2870. APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE WILL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER.

     (a) Any provision in an employment agreement which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2) Result from any work performed by the employee for his employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.